As filed with the Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0357827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Illinois St.

San Francisco, CA 94158

(415) 978-1200

(Address of principal executive offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Enrique Conterno

Chief Executive Officer

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(415) 978-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share
– 2014 Equity Incentive Plan	7,163,924(2)	$13.21	$94,635,436.04	$10,324.73
– 2014 Employee Stock Purchase Plan	1,790,980(2)	$13.21	$23,658,845.80	$2,581.18
Total	8,954,904(2)		$118,294,281.84	$12,905.91

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)

Represents additional shares of Registrant’s Common Stock reserved for future issuance under the Registrant’s 2014 Equity Incentive Plan (the “2014 EIP”) and the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of the automatic increase provisions of the 2014 EIP and 2014 ESPP.

(3)

Estimated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on August 3, 2021.

EXPLANATORY NOTE

FibroGen, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 7,163,924 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the 2014 EIP, and (b) an additional 1,790,980 shares of its Common Stock, issuable to eligible persons under the 2014 ESPP, in each case which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Forms S-8 filed on November 18, 2014 (File No. 333-200348), September 27, 2016 (File No. 333-213816), March 1, 2017 (File No. 333-216369), and August 9, 2019 (File No. 333-233204) (the “Prior Registration Statements”).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on March 1, 2021 (the “2020 Form 10-K”);

2.	The information specifically incorporated by reference into the 2020 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 13, 2021;

3.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the Commission on May 10, 2021;

4.	The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 6, 2021, April 13, 2021, May 27, 2021, June 7, 2021, June 17, 2021, June 25, 2021, and July 20, 2021;

5.

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2020 Form 10-K; and

6.

The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 12, 2014, including any amendments or reports filed for the purpose of updating such description.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as presently in effect.

4.2(2)	Amended and Restated Bylaws of the Registrant, as presently in effect.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney. Reference is made to the signature page of this Form S-8.

99.1(4)	FibroGen, Inc. 2014 Equity Incentive Plan, and forms of agreement thereunder.

99.2(5)	FibroGen, Inc. 2014 Employee Stock Purchase Plan.

(1)

Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2014, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on October 23, 2014, and incorporated by reference herein.
(3)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36740), filed with the Commission on November 21, 2014, and incorporated by reference herein.
(4)	Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014, and incorporated by reference herein.
(5)	Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-199069), filed with the Commission on November 12, 2014, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 9th day of August, 2021.

FIBROGEN, INC.

By:	/s/ Enrique Conterno
Name:	Enrique Conterno
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Enrique Conterno and Pat Cotroneo, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Enrique Conterno	Chief Executive Officer	August 9, 2021
Enrique Conterno	(Principal Executive Officer)

/s/ Pat Cotroneo	Senior Vice President, Finance and Chief Financial Officer	August 9, 2021
Pat Cotroneo	(Principal Financial and Accounting Officer)

/s/ James A. Schoeneck	Chairman of the Board and Director	August 9, 2021
James A. Schoeneck

/s/ Suzanne Blaug	Director	August 9, 2021
Suzanne Blaug

/s/ Aoife Brennan, M.B., B.Ch.	Director	August 9, 2021
Aoife Brennan, M.B., B.Ch.

/s/ Benjamin F. Cravatt, Ph.D.	Director	August 9, 2021
Benjamin F. Cravatt, Ph.D.

/s/ Jeffrey L. Edwards	Director	August 9, 2021
Jeffrey L. Edwards

/s/ Jeffrey W. Henderson	Director	August 9, 2021
Jeffrey W. Henderson

/s/ Maykin Ho, Ph.D.	Director	August 9, 2021
Maykin Ho, Ph.D.

/s/ Thomas F. Kearns Jr.	Director	August 9, 2021
Thomas F. Kearns Jr.

/s/ Gerald Lema	Director	August 9, 2021
Gerald Lema

/s/ Rory B. Riggs	Director	August 9, 2021
Rory B. Riggs

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